EXHIBIT 99.1


              Vans, Inc. Reports Second Quarter Sales and
     Earnings; Retail Comps up 15.2%; Raises Fiscal 2004 Guidance

   SANTA FE SPRINGS, Calif.--(BUSINESS WIRE)--Dec. 19, 2003--Vans, Inc. (Nasdaq: VANS) today announced financial results for the second quarter of fiscal 2004 ended November 29, 2003.
   Net sales for the base business for the quarter (excluding skateparks expected to be closed) increased 10.4% to $63.4 million, compared to $57.4 million for the second quarter of fiscal 2003. Comparable store sales for the second quarter increased 15.2% versus the same period last year. The net loss during the quarter from continuing operations for the base business was $4.1 million, versus a net loss from continuing operations for the base business of $2.8 million in the same period last year, and the Company had a diluted loss per share from continuing operations for the base business of $0.23 for the quarter, versus a diluted loss per share from continuing operations for the base business of $0.16 in the prior year period. Net sales for the base business for the first six months of fiscal 2004 increased 6.8% to $190.0 million, compared to $177.8 million for the corresponding period a year ago. Net income from continuing operations for the base business was $9.8 million compared to $2.8 million in the same period last year, and diluted earnings per share from continuing operations for the base business was $0.55 versus $0.16 in the prior year period.
   On a GAAP basis, the Company reported net sales for the quarter of $65.2 million, compared to $59.5 million for the second quarter of fiscal 2003, and a diluted loss per share from continuing operations of $0.36, versus a diluted loss per share from continuing operations of $0.18 a year ago. Net sales for the first six months of fiscal 2004, on a GAAP basis, were $193.9 million, compared to $182.5 million for the same period last year, and diluted earnings per share from continuing operations for the period were $0.28, versus diluted earnings per share from continuing operations of $0.13 a year ago. For a reconciliation of GAAP results to the Company's base business results, please refer to Table 2 following the text of this release.
   "We are very pleased with the continued strong performance in our retail stores and the rebound in our domestic wholesale business, having at the same time also reduced our inventory by more than $20 million over the past six months," stated Gary H. Schoenfeld, President and Chief Executive Officer. "Our more than three-fold increase in earnings for the base business in the first half of fiscal 2004 highlights a significant turnaround in our business and underscores the meaningful progress we have made with our recent brand and product initiatives.(1) We remain excited about our prospects as we head into the second half of this fiscal year and look ahead to next back to school."(1)
   For the base business, total U.S. sales for the second quarter including sales through Vans' U.S. retail stores, were $45.8 million versus $39.1 million for the same period a year ago. On a GAAP basis, total U.S. sales for the second quarter were $47.6 million versus $41.1 million. U.S. retail stores sales for the base business increased 10.5% to $21.9 million in the second quarter of fiscal 2004 from $19.8 million in the same period a year ago. On a GAAP basis, sales through the Company's U.S. retail stores increased 8.3% to $23.7 million. U.S. national sales in the second quarter were $23.9 million versus $19.2 million a year ago. Total international sales were $17.6 million versus $18.4 million a year ago.
   "This marks our third consecutive quarter of strong comp store gains which continues to validate the product, merchandising and operational changes that we have implemented over the past year," Mr. Schoenfeld said. "Girls, Core and apparel continue to lead our retail growth with the same categories beginning to spur the growth in our U.S. wholesale footwear business as well."(1)
   Gross margins for the quarter increased 70 basis points to 48.2% vs. 47.5% a year ago. For the first six months of fiscal 2004 inventory decreased $21.4 million to $42.6 million from $64.0 million reported at May 31, 2003 and the Company's balance sheet remains strong with $63.9 million in cash and marketable securities.
   During the quarter the Company reached termination agreements for two skateparks resulting in a charge of $1.9 million. The Company stated that it has now completed all negotiations for the termination or restructuring of its skatepark leases (with one location still subject to final documentation). The Company expects that only three of its remaining eight parks will be open beyond the next 6 to 18 months.(2) The Company further stated that, based upon the agreed-to substantial rent modifications for two of the three parks that are expected to stay open, it expects such parks to generally operate at or above break-even cash flow from this point forward.(2)
   The Company also revised upward its guidance for fiscal year 2004. The Company now expects diluted earnings per share from continuing operations for the base business and on a GAAP basis to range from $0.56 to $0.60 and $0.34 to $0.42, respectively, for fiscal 2004. For the third quarter, the Company now expects diluted earnings per share from continuing operations for the base business and on a GAAP basis to range between $0.20 to $0.22 and $0.17 to $0.19, respectively. For the fourth quarter, the Company now expects diluted loss per share from continuing operations for the base business and on a GAAP basis to range between $0.16 to $0.19 and $0.20 to $0.23, respectively. More detailed guidance is set forth in Table 4 following the text of this release.
   Mr. Schoenfeld continued, "While still early, we are also excited about the recent opening of our first European full price store on Carnaby Street in London. As one of the premier international locations encompassing youth lifestyle and fashion, Carnaby Street underscores our commitment to creativity and great product and is both a great showcase for Vans and potentially another source of growth overseas."(1)
   Mr. Schoenfeld concluded, "We head into a new calendar year with a lot of excitement within our company. We believe we own a unique position with the VANS brand which at its core is tied to our leadership and heritage in action sports while also extending to other dimensions of youth lifestyle including music and fashion. We continue to make important progress on several fronts and look forward to further leveraging the full potential of our business."(1)

   Vans, Inc. is a leading branded lifestyle company for the youth market. Vans reaches its 10 to 24 year-old target consumers through the sponsorship of action sports such as skateboarding, snowboarding, surfing and wakeboarding, and through major entertainment events and venues, such as the VANS Triple Crown(TM) Series, the VANS Warped Tour,(R) the VANS World Amateur Skateboarding Championships, and the VANS High Cascade Snowboard Camp,(R) located on Mt. Hood. The Company operates 157 retail stores in the U.S. and Europe, and designs, markets and distributes active-casual footwear, clothing and accessories, performance footwear for action sports snowboard boots, strap snowboard boot bindings under its AGENCY(TM) brand, step-in snowboard boot bindings under its SWITCH(R) brand, and outerwear worldwide. The Company also offers the PRO-TEC line of protective helmets and pads through its subsidiary, Pro-Tec, Inc. Vans' website is www.vans.com and its news releases, SEC filings, and other investor information can be accessed at www.vans.biz.

   (1) These are forward-looking statements about the Company's sales and earnings for the third quarter of fiscal 2004 and the balance of fiscal 2004. The Company's actual results could vary significantly and could be impacted by a number of important factors, including but not limited to: (i) the ongoing consolidation of the retail segment of the footwear industry coupled with price compression in the industry; (ii) downturns in the U.S. economy (including, particularly, California and the retail segment), foreign economies and the footwear industry, or the occurrence of events that adversely affect the world economy and the political stability of the world, such as the recent war with Iraq, and the terrorist attacks against the United States which occurred on September 11, 2001; (iii) the ability of the Company to sustain the recent new growth in its retail business; (iv) any significant interference with the Company's ability to source products from China and/or Philippines; (v) changes in the fashion preferences of the Company's target customers and the Company's ability to anticipate and respond to such changes; (vi) increasing competition in all lines of the Company's business from large, well-established companies with significant financial resources and brand recognition, and niche competitors who market exclusively to the Company's target customers; (vii) the cancellation of orders which could alter bookings numbers; (viii) the fluctuation of foreign currencies in relation to the U.S. dollar, including particularly, the impact of the euro and the British pound on the Company's European business; and (ix) the potential fluctuation of the Company's effective tax rate due to changes in the mix between taxable income from U.S. and foreign jurisdictions. Many of these factors, and others, are discussed more extensively in the Risk Factors section of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2003, which is filed with the Securities and Exchange Commission.
   (2) These are forward-looking statements about the future operations and operating results of the Company's skateparks. Actual results could vary significantly and could be impacted by a number of important factors, including but not limited to: (i) whether the parks experience a significant deterioration in skate sessions and concessions beyond current levels; and (ii) whether the landlords for some or all of the parks exercise their rights to terminate the restructured leases upon prior notice to the Company.

                                                               Table 1
                              Vans, Inc.
       Unaudited Condensed Consolidated Statements of Operations
           (Amounts in thousands, except per share amounts)

                               Three months ended    Six months ended
                               ------------------- -------------------
                                Nov 29,   Nov 30,   Nov 29,   Nov 30,
                                  2003      2002      2003      2002
                               ------------------- -------------------
Retail sales                   $ 23,681  $ 21,872  $ 60,478  $ 56,274
National sales                   23,872    19,243    77,763    74,812
International sales              17,630    18,388    55,629    51,448
                               ------------------- -------------------

  Net sales                      65,183    59,503   193,870   182,534

Cost of sales                    33,737    31,240   103,659   103,300
                               ------------------- -------------------

Gross profit                     31,446    28,263    90,211    79,234
Gross profit percentage            48.2%     47.5%     46.5%     43.4%

Operating expenses
Retail                           15,439    15,681    32,078    32,044
Marketing, advertising and
 promotion                        5,851     5,702    15,695    16,365
Selling, distribution and
 administrative                  13,526    11,147    29,879    25,889
Lease termination costs           1,921         0     3,892         0
Amortization of intangible
 assets                              92       177       258       365
                               ------------------- -------------------

  Total operating expenses       36,829    32,707    81,802    74,663

Operating income (loss)          (5,383)   (4,444)    8,409     4,571
Operating income (loss)
 percentage                        -8.3%     -7.5%      4.3%      2.5%

Other (income) expense, net(a)      453      (502)      376       260
Interest (income), net             (126)     (157)     (185)     (425)
                               ------------------- -------------------
  Other (income) expense, net       327      (659)      191      (165)

Income (loss) from continuing
 operations before income taxes
 and minority interest           (5,710)   (3,785)    8,218     4,736

Income tax (benefit) expense        399    (1,075)    1,708     1,506
Minority interest                   417       594     1,483       965
                               ------------------- -------------------
Income (loss) from continuing
 operations                      (6,526)   (3,304)    5,027     2,265

Loss from discontinued
 operations, net of tax            (163)     (362)   (5,088)     (510)

Net income (loss)              $ (6,689) $ (3,666) $    (61) $  1,755
                               =================== ===================

Earnings (loss) per share:
Basic weighted average shares
 outstanding                     17,852    17,910    17,840    18,038

Income (loss) from continuing
 operations                    $  (0.36) $  (0.18) $   0.28  $   0.13
Loss from discontinued
 operations                       (0.01)    (0.02)    (0.28)    (0.03)
                               ------------------- -------------------
Net income (loss)              $  (0.37) $  (0.20) $   0.00  $   0.10
                               =================== ===================

Diluted weighted average shares
 outstanding                     17,852    17,910    17,840    18,184

Income (loss) from continuing
 operations                    $  (0.36) $  (0.18) $   0.28  $   0.13
Loss from discontinued
 operations                       (0.01)    (0.02)    (0.28)    (0.03)
                               ------------------- -------------------
Net income (loss)              $  (0.37) $  (0.20) $   0.00  $   0.10
                               =================== ===================

Footnote:
---------
(a) Other (income) expense, net consists primarily of licensing royalties, hedging activity, and foreign exchange gains and losses.


                                                               Table 2

                              Vans, Inc.
        Reconciliation of Base Business to Unaudited Condensed
                 Consolidated Statements of Operations
           (Amounts in thousands, except per share amounts)

The Company's results of operations include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing, and amount. The following tables reconcile our unaudited condensed consolidated Statements of Operations to our Base Business, as defined below. This presentation is meant to provide useful information to investors because the Company has made a strategic decision to exit the skatepark business, with the exception of three strategic skatepark locations which the Company plans to keep open primarily to promote brand awareness. The information in the schedule below is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

                                  Three months ended November 29, 2003
                                 -------------------------------------
                                   Total
                                  Reported    Skatepark       Base
                                  Per GAAP  Operations(A)  Business(B)
                                 ---------- ------------- ------------
Retail sales                     $  23,681  $      1,778  $    21,903
National sales                      23,872             -       23,872
International sales                 17,630             -       17,630
                                 ---------- ------------- ------------
Net sales                           65,183         1,778       63,405

Gross profit                     $  31,446  $      1,322  $    30,124
Gross profit percentage                 48%           74%          48%

Lease terminations               $   1,921  $      1,921  $         -

Income (loss) from continuing
 operations before income taxes
 and minority interest           $  (5,710) $     (2,463) $    (3,247)
Income (loss) from continuing
 operations                      $  (6,526) $     (2,463) $    (4,063)

Income (loss) from discontinued
 operations, net of tax          $    (163) $         66  $      (229)

Net income (loss)                $  (6,689) $     (2,397) $    (4,292)

Diluted shares outstanding          17,852        17,852       17,852

Diluted earnings per share
Continuing operations            $   (0.36) $      (0.13) $     (0.23)
Discontinued operations          $   (0.01) $       0.00  $     (0.01)
                                 ---------- ------------- ------------
Net income (loss)                $   (0.37) $      (0.13) $     (0.24)



                                   Six months ended November 29, 2003
                                 -------------------------------------
                                   Total
                                  Reported    Skatepark       Base
                                  Per GAAP  Operations(A)  Business(B)
                                 ---------- ------------- ------------
Retail sales                     $  60,478  $      3,893  $    56,585
National sales                      77,763             -       77,763
International sales                 55,629             -       55,629
                                 ---------- ------------- ------------
Net sales                          193,870         3,893      189,977

Gross profit                     $  90,211  $      2,797  $    87,414
Gross profit percentage                 47%           72%          46%

Lease terminations               $   3,892  $      3,892  $         -

Income (loss) from continuing
 operations before income taxes
 and minority interest           $   8,218  $     (4,759) $    12,977
Income (loss) from continuing
 operations                      $   5,027  $     (4,759) $     9,786

Income (loss) from discontinued
 operations, net of tax          $  (5,088) $     (4,861) $      (227)

Net income (loss)                $     (61) $     (9,620) $     9,559

Diluted shares outstanding          17,840        17,840       17,840

Diluted earnings per share
Continuing operations            $    0.28  $      (0.27) $      0.55
Discontinued operations          $   (0.28) $      (0.27) $     (0.01)
                                 ---------- ------------- ------------
Net income (loss)                $    0.00  $      (0.54) $      0.54


                                  Three months ended November 30, 2002
                                 -------------------------------------
                                   Total
                                  Reported    Skatepark       Base
                                  Per GAAP  Operations(A)  Business(B)
                                 ---------- ------------- ------------

Retail sales                     $  21,872  $      2,056  $    19,816
National sales                      19,243             -       19,243
International sales                 18,388             -       18,388
                                 ---------- ------------- ------------
Net sales                        $  59,503  $      2,056  $    57,447

Gross profit                     $  28,263  $      1,508  $    26,755
Gross profit percentage                 47%           73%          47%

Lease terminations               $       -   $         -  $         -

Income (loss) from continuing
 operations before income taxes
 and minority interest           $  (3,785) $       (767) $    (3,018)
Income (loss) from continuing
 operations                      $  (3,304) $       (460) $    (2,844)

Income (loss) from discontinued
 operations, net of tax          $    (362) $       (323) $       (39)

Net income (loss)                $  (3,666) $       (783) $    (2,883)

Diluted shares outstanding          17,910        17,910       17,910

Diluted earnings per share
Continuing operations            $   (0.18) $      (0.02) $     (0.16)

Discontinued operations          $   (0.02) $      (0.02) $      0.00
                                 ---------- ------------- ------------
Net income (loss)                $   (0.20) $      (0.04) $     (0.16)


                                   Six months ended November 30, 2002
                                 -------------------------------------
                                   Total
                                  Reported    Skatepark       Base
                                  Per GAAP  Operations(A)  Business(B)
                                 ---------- ------------- ------------

Retail sales                     $  56,274  $      4,704  $    51,570
National sales                      74,812             -       74,812
International sales                 51,448             -       51,448
                                 ---------- ------------- ------------
Net sales                        $ 182,534  $      4,704  $   177,830

Gross profit                     $  79,234  $      3,532  $    75,702
Gross profit percentage                 43%           75%          43%

Lease terminations               $       -   $         -  $         -

Income (loss) from continuing
 operations before income taxes
 and minority interest           $   4,736  $       (900) $     5,636
Income (loss) from continuing
 operations                      $   2,265  $       (540) $     2,805

Income (loss) from discontinued
 operations, net of tax          $    (510) $       (475) $       (35)

Net income (loss)                $   1,755  $     (1,015) $     2,770

Diluted shares outstanding          18,184        18,184       18,184

Diluted earnings per share
Continuing operations            $    0.13  $      (0.03) $      0.16
Discontinued operations          $   (0.03) $      (0.03) $      0.00
                                 ---------- ------------- ------------
Net income (loss)                $    0.10  $      (0.06) $      0.16

Footnotes:
----------
(A) The skatepark operations include the results of all skateparks which are expected to close within the next 6-18 months. This column does not include three skateparks the Company currently plans to keep open primarily to promote brand awareness.

(B) The Base Business, which is the total consolidated statement of operations, less the operations of the skateparks the Company expects to close and the related lease termination charges, consists of retail store operations, three skateparks which the Company currently plans to keep open, the national wholesale business, the Vans Warped Tour, the Vans High Cascade Snowboard Camp and the international wholesale business.


                                                               Table 3

                              Vans, Inc.
            Unaudited Condensed Consolidated Balance Sheets
                        (Amounts in thousands)

                                                 Nov 29,      Nov 30,
                                                  2003         2002
                                               ----------   ----------
ASSETS
Current assets:
Cash and cash equivalents                      $  63,872    $  54,070
Marketable debt securities                             -        3,572
Accounts receivables, net                         34,306       30,437
Inventories                                       42,554       45,849
Deferred income taxes                              2,603        9,276
Other current assets                              10,658        9,249
                                               ----------   ----------
    Total current assets                         153,993      152,453

Property, plant and equipment, net                24,432       39,436
Intangible assets                                 47,375       50,547
Other assets                                       3,680        8,658
Assets held for disposal                               -        2,920
                                               ----------   ----------
    Total assets                               $ 229,480    $ 254,014
                                               ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable                               $  16,193    $  17,032
Accrued liabilities                               14,780        7,074
Lease termination liabilities                      3,836            -
Income taxes payable                               6,927        6,801
Liabilities held in connection with disposal
 activities                                          108            -
                                               ----------   ----------
    Total current liabilities                     41,844       30,907

Deferred income taxes                              2,186       11,513
Long-term debt                                     1,614        3,013
    Total liabilities                             45,644       45,433

Minority interest                                  2,404        2,722
Stockholders' equity                             181,432      205,859
                                               ----------   ----------

    Total liabilities and stockholders' equity $ 229,480    $ 254,014
                                               ==========   ==========


                                                               Table 4

                              Vans, Inc.
       Reconciliation of GAAP Guidance to Base Business Guidance
            (Amounts in millions, except per share amounts)

The Company's results of operations and any forward looking guidance include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing, and amount. The following tables reconcile our GAAP guidance to our Base Business guidance, as defined below, for the periods indicated. This guidance is meant to provide useful information to investors because the Company has made a strategic decision to exit the skatepark business, with the exception of three strategic skatepark locations which the Company plans to keep open primarily to promote brand awareness. The information in the schedule below is not considered to be an alternative to guidance given in accordance with GAAP.

                                                      Base Business
                                       Skatepark       Excluding
                                       Operations      Skatepark
                           Total       And Lease     Operations and
Fiscal 2004 Guidance as   Guidance    Termination   Lease Termination
 of December 19, 2003:    Per GAAP     Charges (A)      Charges (B)
----------------------- ------------- ------------- ------------------

Full Year Fiscal 2004
---------------------
Total revenues          $336 to $341   Approx. $6      $330 to $335

Gross profit percentage  Approx 48%    Approx. 70%     47.5% to 48%

Operating expenses,
 including lease
 termination charges    $149 to $153    $7 to $8       $142 to $145

Effective tax rate       26% to 29%         0%           20% to 23%

Earnings (loss) per
 share from continuing
 operations               $0.34 to     $(0.18) to     $0.56 to $0.60
                            $0.42        $(0.22)

Q3 Fiscal 2004
--------------
Total revenues           $83 to $86    Approx. $2       $81 to $84

Earnings (loss) per
 share from continuing
 operations               $0.17 to       Approx       $0.20 to $0.22
                            $0.19        $(0.03)

Q4 Fiscal 2004
--------------
Total revenues           $60 to $63    Approx. $1      $59 to $62

Earnings (loss) per
 share from
 continuing operations   $(0.20) to     Approx.     $(0.16) to $(0.19)
                           $(0.23)      $(0.04)

Footnotes:
----------

(A) The skatepark operations include the results of all skateparks which are expected to close within the next 6-18 months. This column does not include three skateparks the Company currently plans to keep open primarily to promote brand awareness.

(B) The Base Business, which is the total consolidated statement of operations, less the operations of the skateparks the Company expects to close and the related lease termination charges, consists of retail store operations, three skateparks which the Company currently plans to keep open, the national wholesale business, the Vans Warped Tour, the Vans High Cascade Snowboard Camp and the international wholesale business.

    CONTACT: Vans, Inc.
             Gary H. Schoenfeld
             President and Chief Executive Officer
             562-565-8267
              or
             Integrated Corporate Relations
             Chad A. Jacobs/Brendon E. Frey
             203-222-9013